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                                                                Exhibit 10.3



                     FIRST AMENDMENT TO AMENDED AND RESTATED
               OWENS-ILLINOIS SUPPLEMENTAL RETIREMENT BENEFIT PLAN


      Pursuant to authority reserved to the Board of Directors of Owens-Illinois, Inc. (the "COMPANY") and duly delegated to the undersigned officer of the Company under the Amended and Restated Owens-Illinois Supplemental Retirement Benefit Plan (the "PLAN"), the Plan is hereby amended as follows:

      1. Article IV of the Plan is amended by redesignating Section 4.04 as
Section 4.05 and by adding a new Section 4.04 to read, in its entirety, as follows:

            SECTION 4.04 - (a) Any provision of this Plan or of the Salary Plan to the contrary notwithstanding, the Board or the Executive Compensation Committee may, in its sole and unlimited discretion, upon such terms and conditions as the Board or the Executive Compensation Committee may determine:

                  (1) accelerate the payment date of any retirement benefit
            hereunder to any date preceding the payment date otherwise applicable to such benefit hereunder, without regard to whether or not the Eligible Employee with respect to whom such benefit is payable has retired or otherwise terminated employment;

                  (2) direct that such benefit (including the amount, if any, payable under (3) or (4), below) shall be paid as an immediate lump-sum payment in an amount equal to its then current value, as determined by (or in the manner prescribed by) the Executive Compensation Committee;

                  (3) direct that, to the extent such Eligible Employee would have been entitled to any additional and/or enhanced benefits under the Salary Plan and this Plan if he had retired or otherwise terminated employment on a date specified by the Executive Compensation Committee, such accelerated payment shall include all or any part of the then current value of such additional and/or enhanced benefits, as determined by (or in the manner prescribed by) the Executive Compensation Committee; and/or

                  (4) direct that, if such Eligible Employee would not have been so entitled to any such additional and/or enhanced benefits, such accelerated payment shall nevertheless include all or any part, as specified by the Executive Compensation Committee, of the then current value of such additional and/or enhanced benefits, as determined by (or in the manner prescribed by) the Executive Compensation Committee.
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            (b) To the extent any accelerated benefit payment is made to an
      Eligible Employee pursuant to Section 4.04(a), the Executive Compensation Committee shall determine the nature and amount of the corresponding offset or other adjustment to be made to any retirement, survivor, or death benefit subsequently payable hereunder to or with respect to such Eligible Employee.

            (c) Any amount otherwise payable to an Eligible Employee under
      Section 4.04(a) may, as and to the extent directed by the Executive Compensation Committee, be transferred directly to a bank, mutual fund, or other financial institution designated by the Executive Compensation Committee, for deposit or investment in the name and on behalf of such Eligible Employee in one or more available savings or investment media, as specified by the Executive Compensation Committee.

      2. This First Amendment shall be effective on or as of October 1, 2000. In all other respects the Plan shall remain in full force and effect as amended and restated on May 29, 1998, effective as of January 1, 1998.


      IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of the Company this 1st day of November, 2000.

                                 OWENS-ILLINOIS, INC.


                                 By  /s/ Thomas L. Young
                                     -------------------------------------------
                                       Thomas L. Young,
                                       Executive Vice President, Administration

Attest:


   /s/ James W. Baehren
------------------------------------------------------------
      James W. Baehren,
      Secretary




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